EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cell Therapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 13, 2009	By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

I, Louis A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cell Therapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 13, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President
Finance and Administration